UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2020

Eastern Energy Gas Holdings, LLC

(Exact Name of Registrant as Specified in Its Charter)

Virginia	001-37591	46-3639580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each Exchange on which Registered
2014 Series C 4.6% Senior Notes		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Eastern Energy Gas Holdings, LLC (the “Company”) announces that its indirect parent company, Berkshire Hathaway Energy Company (“BHE”), will post certain information titled “2020 EEI Financial Conference” in the Investors, Financial Filings section of BHE’s internet website at https://www.brkenergy.com on Monday, November 9, 2020 at 8:00 a.m., eastern time, as it, in part, includes information about the Company and BHE. The information will be available free of charge through Monday, November 23, 2020 at 5:00 p.m., eastern time, on the BHE website. Any information available on or through BHE’s website is not part of this Form 8-K and BHE’s web address is included as an inactive textual reference only.

In accordance with general instruction B.2 of Form 8-K, the information in this report is being furnished by the Company pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this report shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act. This report will not be deemed an admission by the Company as to the materiality of any information in the report that is required to be disclosed by the Company solely by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENERGY GAS HOLDINGS, LLC Registrant

/s/ Scott C. Miller
Name:	Scott C. Miller
Title:	Chief Financial Officer & Treasurer

Date: November 9, 2020